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                           NATIONAL PROCESSING, INC.
           EXHIBIT 11-STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (In thousands, except per share data)


                                       Three Months Ended   Nine Months Ended
                                          September 30        September 30

                                         1997      1996      1997       1996
                                         ----      ----      ----       ----
PRIMARY
-------

Average Shares Outstanding             50,575     47,597    50,575     44,610

Net effect of dilutive stock options-
based on the treasury stock method
using average market price                189          0        105         0
                                          ---          -        ---         -

Total                                  50,764     47,597     50,680    44,610
                                      -------    -------    -------   -------

Net income                            $ 7,637    $ 7,604    $15,164   $20,815
                                      -------    -------    -------   -------

Per share amount                      $  0.15    $  0.16    $  0.30   $  0.47
                                      -------    -------    -------   -------


FULLY DILUTED
-------------

Average shares outstanding             50,575     47,597     50,575    44,610

Net effect of dilutive stock options-
basd on the treasury stock method
using the year-end market price,
if higher than average market price       247          0        137        0
                                          ---          -        ---        -

Total                                  50,822     47,597     50,712   44,610
                                      -------    -------    -------   -------

Net income                            $ 7,637    $ 7,604    $15,164  $20,815
                                      -------    -------    -------   -------

Per share amount                      $  0.15    $  0.16    $  0.30  $  0.47
                                      -------    -------    -------   -------
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